PacBio Announces Fourth Quarter and Fiscal Year 2023 Financial Results

MENLO PARK, Calif. – February 15, 2024 /PRNewswire/ – PacBio (NASDAQ: PACB) today announced financial results for the quarter and fiscal year ended December 31, 2023.

Fourth quarter results
•Revenue of $58.4 million, a 113% increase compared with $27.4 million in the prior-year period.
•Instrument revenue of $35.1 million compared with $6.1 million in the prior-year period.
•Consumables revenue of $18.9 million compared with $16.7 million in the prior-year period.
•Service and other revenue of $4.4 million compared with $4.6 million in the prior-year period.
•Shipped 44 RevioTM sequencing systems in the fourth quarter of 2023, bringing the installed base as of December 31, 2023, to 173 systems.
Gross profit for the fourth quarter of 2023 was $9.6 million, representing an 86% increase compared with $5.1 million for the fourth quarter of 2022 and a gross margin of 16% in the fourth quarter of 2023 compared to 19% for the fourth quarter of 2022. Non-GAAP gross profit for the fourth quarter of 2023 was $11.1 million and represented a non-GAAP gross margin of 19% in the fourth quarter of 2023, compared to a non-GAAP gross profit of $5.3 million in the fourth quarter of 2022, which represented a non-GAAP gross margin of 19% (see accompanying tables for reconciliations of GAAP and non-GAAP measures).
Operating expenses totaled $97.1 million for the fourth quarter of 2023, compared to $92.2 million for the fourth quarter of 2022. Non-GAAP operating expenses totaled $88.4 million for the fourth quarter of 2023, compared to $87.6 million for the fourth quarter of 2022. Operating expenses for the fourth quarter of 2023 and the fourth quarter of 2022 included non-cash share-based compensation of $15.4 million and $16.8 million, respectively.
Net loss for the fourth quarter of 2023 was $82.0 million, compared to a net loss of $84.4 million for the fourth quarter of 2022. Non-GAAP net loss was $72.5 million for the fourth quarter of 2023, compared to $79.6 million for the fourth quarter of 2022.
Net loss per share for the fourth quarter of 2023 was $0.31 compared to net loss per share of $0.37 for the fourth quarter of 2022. Non-GAAP net loss per share for the fourth quarter of 2023 was $0.27 compared to $0.35 for the fourth quarter of 2022.
GAAP and non-GAAP gross profit, gross margin, net loss and net loss per share for the fourth quarter of 2023 reflect charges related to inventory reserves and loss on purchase commitments totaling approximately $9.3 million compared to $7.1 million in the fourth quarter of 2022, primarily related to a higher-than-anticipated decline in demand for Sequel II and IIe due to a faster-than-expected ramp in Revio.
Cash, cash equivalents, and investments, excluding restricted cash, at December 31, 2023, totaled $631.4 million, compared to $772.3 million at December 31, 2022.

Fiscal year 2023 results
•Revenue of $200.5 million, a 56% increase compared with $128.3 million in the prior-year period.
•Instrument revenue of $120.5 million compared with $48.7 million in the prior-year period.
•Consumables revenue of $63.4 million compared with $60.0 million in the prior-year period.
•Service and other revenue of $16.6 million compared with $19.6 million in the prior-year period.
Gross profit for 2023 was $52.8 million, representing an 8% increase compared with $49.0 million for 2022 and a gross margin of 26% in 2023 compared to 38% for 2022. Non-GAAP gross profit for 2023 was $54.9 million and represented a non-GAAP gross margin of 27% in 2023, compared to a non-GAAP gross profit of $49.8 million in 2022, which represented a non-GAAP gross margin of 39% (see accompanying tables for reconciliations of GAAP and non-GAAP measures).
Operating expenses totaled $387.2 million for 2023, compared to $356.2 million for 2022. Non-GAAP operating expenses totaled $354.8 million for 2023, compared to $353.7 million for 2022. Operating expenses for 2023 and 2022 included non-cash share-based compensation of $66.7 million and $73.8 million, respectively.

Net loss for 2023 was $306.7 million, compared to a net loss of $314.2 million for 2022. Non-GAAP net loss was $281.6 million for 2023, compared to $311.0 million for 2022.
Net loss per share for 2023 was $1.21 compared to net loss per share of $1.40 for 2022. Non-GAAP net loss per share for 2023 was $1.11 compared to $1.38 for 2022.
GAAP and non-GAAP gross profit, gross margin, net loss and net loss per share for 2023 reflect charges related to inventory reserves and loss on purchase commitments totaling approximately $14.0 million compared to $9.7 million in 2022, primarily related to a higher-than-anticipated decline in demand for Sequel II and IIe due to a faster-than-expected ramp in Revio.

Updates since PacBio's last earnings release
•Announced the creation of the HiFi Solves consortium, which brings together researchers from 15 leading genomics research institutions across 10 countries to study the value that HiFi-based human genome sequencing may have in clinical research applications and to further our understanding of genetic diseases.
•Released SMRT Link 13.0 software on the Revio system which includes the adaptive loading feature for consistent run performance, run preview for improved lab efficiency, and expanded application support with functionality to sequence shorter and longer fragments of DNA.
•Commenced shipment of Kinnex RNA kits, enabling scalable, cost-effective, full-length RNA sequencing on PacBio Revio and Sequel IIe.
•Announced PanDNA, a versatile Nanobind DNA extraction kit, designed to efficiently extract high-quality, high molecular weight DNA across a wide range of sample types, including cells, bacteria, blood, tissue, plant nuclei, and insects.
•Developed two new high throughput library preparation kits and workflows - HiFi Prep Kit 96 and HiFi Plex Prep Kit 96 - offering customers automated, scalable, and high-performance library preparation solutions and the potential for an up to 40 percent reduction in costs and up to 60 percent decrease in workflow time.
•Added two tertiary analysis partners to PacBio Compatible - Geneyx and Golden Helix - further enabling customers to leverage PacBio HiFi data for disease research.

"Our team successfully executed its goals in 2023 and launched PacBio on a trajectory this company has never seen before," said Christian Henry, President and CEO of PacBio. "We continue to build solutions across the workflow, allowing our customers to further scale on HiFi, and we are encouraged to see how researchers are already making discoveries and shifting paradigms with the power and economics of Revio and the extraordinary accuracy of Onso."
Quarterly Conference Call Information
Management will host a quarterly conference call to discuss its fourth quarter ended December 31, 2023, results today at 5:00 p.m. Eastern Time. Investors may listen to the call by dialing 1-888-349-0136 if outside the U.S., by dialing 1-412-317-0459, requesting to join the “PacBio Q4 Earnings Call". The call will be webcast live and available for replay at PacBio's website at https://investor.pacificbiosciences.com.
About PacBio
Pacific Biosciences of California, Inc. (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions that enable scientists and clinical researchers to improve their understanding of the genome and, ultimately, resolve genetically complex problems. Our products and technology under development stem from two highly differentiated core technologies focused on accuracy, quality, and completeness, which include our HiFi long-read sequencing technology and our short-read Sequencing by Binding (SBBTM) technology. Our products address solutions across a broad set of applications, including human genetics, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for research use only. Not for use in diagnostic procedures.

Statement regarding use of non‐GAAP financial measures
PacBio reports non‐GAAP results for basic and diluted net income and loss per share, net income, net loss, gross margins, gross profit and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. PacBio believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of PacBio’s non-GAAP financial measures as tools for comparison.
PacBio's financial measures under GAAP include substantial charges that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. The amortization of acquired intangible assets excluded from GAAP financial measures relates to acquired intangible assets. The amortization related to these intangible assets will occur in future periods until they are fully amortized. Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare PacBio’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.
PacBio encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of PacBio’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements relating to the availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies; expectations with respect to commercialization, development and shipment of PacBio products; PacBio’s financial guidance and expectations for future periods; and developments affecting our industry and the markets in which we compete, including the impact of new products and technologies. Reported results and orders for any instrument system should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; risks related to PacBio's ability to successfully execute and realize the benefits of acquisitions; the impact of U.S. export restrictions on the shipment of PacBio products to certain countries; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using PacBio's products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; risks associated with international operations; and other risks associated with general macroeconomic conditions and geopolitical instability. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.
The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Annual Report on Form 10-K when filed with the Securities and Exchange Commission.

Contacts
Investors:
Todd Friedman
650.521.8450
ir@pacb.com
Media:
Lizelda Lopez
pr@pacb.com

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Three Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022
Revenue:
Product revenue	$54,001	$51,562	$22,771
Service and other revenue	4,356	4,129	4,582
Total revenue	58,357	55,691	27,353
Cost of Revenue:
Cost of product revenue	40,421	33,551	15,045
Cost of service and other revenue	3,496	4,054	3,280
Amortization of acquired intangibles	1,433	184	183
Loss on purchase commitment	3,436	—	3,705
Total cost of revenue	48,786	37,789	22,213
Gross profit	9,571	17,902	5,140
Operating Expense:
Research and development	44,544	47,514	42,623
Sales, general and administrative	45,996	43,431	45,003
Merger-related expenses (1)	63	8,979	—
Change in fair value of contingent consideration (2)	1,100	(271)	4,598
Amortization of acquired intangibles	5,416	741	—
Total operating expense	97,119	100,394	92,224
Operating loss	(87,548)	(82,492)	(87,084)
Interest expense	(3,571)	(3,588)	(3,648)
Other income, net	8,383	8,505	6,348
Loss before benefit from income taxes	(82,736)	(77,575)	(84,384)
Benefit from income taxes (3)	(718)	(10,706)	—
Net loss	(82,018)	(66,869)	(84,384)

Net loss per share:
Basic	$(0.31)	$(0.26)	$(0.37)
Diluted	$(0.31)	$(0.26)	$(0.37)

Weighted average shares outstanding used in calculating net loss per share
Basic	267,121	255,001	226,241
Diluted	267,121	255,001	226,241
__________________
(1)Merger-related expenses for the three months ended December 31, 2023 consisted of transaction costs arising from the acquisition of Apton. Merger-related expenses for the three months ended September 30, 2023 consisted of $4.9 million of transaction costs arising from the acquisition of Apton, $2.8 million of compensation expense resulting from the liquidity event bonus plan in connection with the Apton merger, and $1.3 million of compensation expense resulting from the acceleration of certain equity awards in connection with the Apton merger.
(2)Change in fair value of contingent consideration during the three months ended December 31, 2023, September 30, 2023, and December 31, 2022 was due to fair value adjustments of milestone payments payable upon the achievement of the respective milestone event.
(3)Deferred income tax benefit was $0.7 million and $10.7 million during the three months ended December 31, 2023 and September 30, 2023, respectively, due to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Apton acquisition.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue:
Product revenue	$54,001	$22,771	$183,872	$108,699
Service and other revenue	4,356	4,582	16,649	19,605
Total revenue	58,357	27,353	200,521	128,304
Cost of Revenue:
Cost of product revenue	40,421	15,045	127,568	60,932
Cost of service and other revenue	3,496	3,280	14,754	13,899
Amortization of acquired intangibles	1,433	183	1,983	733
Loss on purchase commitment	3,436	3,705	3,436	3,705
Total cost of revenue	48,786	22,213	147,741	79,269
Gross profit	9,571	5,140	52,780	49,035
Operating Expense:
Research and development	44,544	42,623	187,170	193,000
Sales, general and administrative	45,996	45,003	169,818	160,854
Merger-related expenses (1)	63	—	9,042	—
Change in fair value of contingent consideration (2)	1,100	4,598	15,060	2,377
Amortization of acquired intangibles	5,416	—	6,157	—
Total operating expense	97,119	92,224	387,247	356,231
Operating loss	(87,548)	(87,084)	(334,467)	(307,196)
Loss on extinguishment of debt (3)	—	—	(2,033)	—
Interest expense	(3,571)	(3,648)	(14,343)	(14,690)
Other income, net	8,383	6,348	32,684	7,638
Loss before benefit from income taxes	(82,736)	(84,384)	(318,159)	(314,248)
Benefit from income taxes (4)	(718)	—	(11,424)	—
Net loss	(82,018)	(84,384)	(306,735)	(314,248)

Net loss per share:
Basic	$(0.31)	$(0.37)	$(1.21)	$(1.40)
Diluted	$(0.31)	$(0.37)	$(1.21)	$(1.40)

Weighted average shares outstanding used in calculating net loss per share
Basic	267,121	226,241	253,629	224,550
Diluted	267,121	226,241	253,629	224,550
__________________
(1)Merger-related expenses for the three months ended December 31, 2023 consisted of transaction costs arising from the acquisition of Apton. Merger-related expenses for the twelve months ended December 31, 2023 consisted of $4.9 million of transaction costs arising from the acquisition of Apton, $2.8 million of compensation expense resulting from the liquidity event bonus plan in connection with the Apton merger, and $1.3 million of compensation expense resulting from the acceleration of certain equity awards in connection with the Apton merger.
(2)Change in fair value of contingent consideration during the three and twelve months ended December 31, 2023 and December 31, 2022 was due to fair value adjustments of milestone payments payable upon the achievement of the respective milestone event.
(3)Loss on extinguishment of debt during the twelve months ended December 31, 2023 is related to the exchange of a portion of PacBio's 1.50% Convertible Senior Notes due 2028 for PacBio's 1.375% Convertible Senior Notes due 2030.
(4)A deferred income tax benefit during the three and twelve months ended December 31, 2023 is related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Apton acquisition.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2023	December 31, 2022
Assets
Cash and investments	$631,416	$772,318
Accounts receivable, net	36,615	18,786
Inventory, net	56,676	50,381
Prepaid and other current assets	17,040	10,289
Property and equipment, net	36,432	41,580
Operating lease right-of-use assets, net	32,593	39,763
Restricted cash	2,722	3,222
Intangible assets, net	456,984	410,245
Goodwill	462,261	409,974
Other long-term assets	13,274	10,528
Total Assets	$1,746,013	$1,767,086

Liabilities and Stockholders' Equity
Accounts payable	$15,062	$12,028
Accrued expenses	45,708	32,596
Deferred revenue	21,872	32,292
Operating lease liabilities	41,197	49,956
Contingent consideration liability	19,550	172,094
Convertible senior notes, net	892,243	896,683
Other liabilities	9,077	8,533
Stockholders' equity	701,304	562,904
Total Liabilities and Stockholders' Equity	$1,746,013	$1,767,086

Pacific Biosciences of California, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net loss	$(82,018)	$(66,869)	$(84,384)	$(306,735)	$(314,248)
Change in fair value of contingent consideration (1)	1,100	(271)	4,598	15,060	2,377
Loss on extinguishment of debt (2)	—	—	—	2,033	—
Amortization of acquired intangible assets	6,849	939	228	8,244	913
Merger-related expenses (3)	63	8,979	—	9,042	—
Income tax benefit (4)	(718)	(10,706)	—	(11,424)	—
Restructuring (5)	2,224	—	—	2,224	—
Non-GAAP net loss	$(72,500)	$(67,928)	$(79,558)	$(281,556)	$(310,958)

GAAP net loss per share	$(0.31)	$(0.26)	$(0.37)	$(1.21)	$(1.40)
Change in fair value of contingent consideration (1)	—	—	0.02	0.06	0.01
Loss on extinguishment of debt (2)	—	—	—	0.01	—
Amortization of acquired intangible assets	0.03	—	—	0.03	—
Merger-related expenses (3)	—	0.04	—	0.04	—
Income tax benefit (4)	—	(0.04)	—	(0.05)	—
Restructuring (5)	0.01	—	—	0.01	—
Other adjustments and rounding differences	—	(0.01)	—	—	0.01
Non-GAAP net loss per share	$(0.27)	$(0.27)	$(0.35)	$(1.11)	$(1.38)

GAAP gross profit	$9,571	$17,902	$5,140	$52,780	$49,035
Amortization of acquired intangible assets	1,433	184	183	1,983	733
Restructuring (5)	112	—	—	112	—
Non-GAAP gross profit	$11,116	$18,086	$5,323	$54,875	$49,768

GAAP gross profit %	16%	32%	19%	26%	38%

Non-GAAP gross profit %	19%	32%	19%	27%	39%

GAAP total operating expense	$97,119	$100,394	$92,224	$387,247	$356,231
Change in fair value of contingent consideration (1)	(1,100)	271	(4,598)	(15,060)	(2,377)
Amortization of acquired intangible assets	(5,416)	(755)	(45)	(6,261)	(180)
Merger-related expenses (3)	(63)	(8,979)	—	(9,042)	—
Restructuring (5)	(2,112)	—	—	(2,112)	—
Non-GAAP total operating expense	$88,428	$90,931	$87,581	$354,772	$353,674
__________________
(1)Change in fair value of contingent consideration was due to fair value adjustments of milestone payments payable upon the achievement of the respective milestone event.
(2)Loss on extinguishment of debt is related to the exchange of a portion of PacBio's 1.50% Convertible Senior Notes due 2028 for PacBio's 1.375% Convertible Senior Notes due 2030.
(3)Merger-related expenses consisted of transaction costs arising from the acquisition of Apton, compensation expense resulting from the liquidity event bonus plan in connection with the Apton merger, and compensation expense resulting from the acceleration of certain equity awards in connection with the Apton merger.
(4)A deferred income tax benefit was related to the release of the valuation allowance for deferred tax assets due to the recognition of deferred tax liabilities in connection with the Apton acquisition.
(5)Amounts consist primarily of employee severance costs related to restructuring activities.